ADDvantage Technologies Reports Financial Results for Second Quarter of Fiscal 2020

Carrollton, Texas, May 14, 2020 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today reported its financial results for the three- and six-month periods ended March 31, 2020.

“While we continue to see strong drivers in the need for 5G networks, immediate and near term activity has slowed industry wide significantly impacting our Fulton business and leading to lower operating margins and net losses,” commented Joe Hart, Chief Executive Officer. “In addition, our Nave and Triton businesses experienced softening sales during the quarter. This is not unexpected given the challenges in a COVID-19 environment, but with a view towards the long term we continue to improve operations and personnel to position us for profitable growth as the economy recovers. We are fortunate that our businesses are classified as ‘essential services’ and are allowed to continue operations in either providing needed network equipment or installing or maintaining cellular network communications.”

“In response to the pandemic, we have implemented across the board COVID-19 best practices and taken the necessary precautions with our teams to ensure their health and safety,” continued Hart. “I applaud our employees’ diligence and professionalism during these unprecedented disruptions and am happy to share that to date no employees have tested positive for the virus. We remain confident and optimistic about our future, even as we endure the current environment.”

“During the second quarter we recorded inventory related adjustments of $2.3 million,” Hart continued. “The write down was partly necessitated by carrying inventory quantities in excess of demand. We continue our efforts to improve operational processes at Nave and Triton and have put additional checks in place to improve our inventory acquisition and management efforts going forward. In addition, the losses reported include impairment charges of $3.9 million and $4.8 million for intangible assets and goodwill, respectively, related to these acquisitions. These non-cash charges at Nave and Triton, which total $11.0 million, significantly increased our quarterly net loss.”

“We see flat revenue performance in our Wireless segment in the second half of the fiscal year due to a lack of visibility on the timing of 5G buildout,” Hart continued. “We made several recent leadership changes at Fulton to address operational issues which significantly impacted our direct costs in the second quarter and should see a return to normalized gross margins. These operational challenges should be behind us. In our Telcom segment, Triton and Nave often perform well in a challenging economy as businesses look to repair instead of replace existing telephony systems.”

“Importantly, we were able to improve our liquidity position by securing a long-term bank loan of $3.5 million, payable in semi-annual installments with the final payment due June 2023,”

concluded Hart. “This loan correlates with the $5.8 million promissory note receivable resulting from our 2019 sale of our cable business. In addition, subsequent to March 31, 2020, we applied for and received a $2.9 million SBA Payroll Protection Program (‘PPP’) loan. We believe we will comply with the conditions of the loan that will result in the PPP loan converting all or part into a grant. This strengthening of our balance sheet further enhances our capability to be a meaningful participant in future 5G activity. We continue to believe there is substantial and growing pent-up demand for 5G related work on existing towers, new raw-land sites and small cell networks.”

Financial Results for the Three Months ended March 31, 2020

Sales decreased 7.2% to $12.0 million for the three months ended March 31, 2020 compared with $12.9 million for the three months ended March 31, 2019. The decrease was primarily due to decline in sales in the Telco segment, specifically $1.4 million at Nave primarily from equipment sales. This decrease was offset by an increase in the Wireless segment of $0.5 million.

Gross profit decreased $3.9 million to a gross loss of $0.4 million compared with a gross profit of $3.5 million for the prior year three-month period. The decrease was due to lower Telco segment sales and a $2.1 million write-down of obsolete inventory for the Telco segment’s Nave and Triton businesses. The Wireless segment experienced labor cost and operational inefficiencies in the current year due to repositioning our Southern workforce to the North. The resource shift to the North was necessary to match our labor force to the immediate customer demand.

Operating expenses increased $0.2 million to $2.0 million for the three months ended March 31, 2020 compared with $1.8 million the same period last year.

Selling, general and administrative expenses increased $0.5 million to $3.1 million for the three months ended March 31, 2020 compared with $2.6 million for the same period last year. This increase was due primarily to the Wireless segment increased payroll-related expenses for the three months ended March 31, 2020 compared to the prior year as we were ramping up the back-office support for this segment in the prior year.

Impairment of intangibles including goodwill for the three months ended March 31, 2020 was $8.7 million related to the write-down of goodwill and other certain intangible assets in the Telco segment.
Loss from continuing operations for the three months ended March 31, 2020, was $14.7 million, or $1.41 per diluted share, compared with a loss from continuing operations of $1.2 million loss, or $0.12 per diluted share, for the same period of 2019.

Adjusted EBITDA for the three months ended March 31, 2020 was a loss of $5.4 million compared with a loss of $909,000 for the same period of 2019.

Financial Results for the Six Months ended March 31, 2020

Sales increased 31.6% to $25.9 million for the six months ended March 31, 2020 compared with $19.7 million for the six months ended March 31, 2019. The increase in sales was driven by the January 4, 2019 acquisition of Fulton Technologies to create the company’s Wireless Segment. Sales for the Wireless segment increased $7.3 million to $11.5 million for the six months ended

March 31, 2020 compared with $4.2 million for the six months ended March 31, 2019. Sales for the Telco segment decreased $1.0 million to $14.5 million for the six months ended March 31, 2020 compared with $15.5 million for the same period last year. The decrease in sales resulted primarily from a $1.4 million decrease in equipment sales at our Nave unit offset by an increase in equipment sales of $0.4 million at our Triton unit.
Gross profit decreased $2.0 million to $3.2 million for the six months ended March 31, 2020 compared with $5.2 million for the prior year six-month period primarily due to a write-down of obsolete inventory for the company’s Nave and Triton businesses. In addition, the Wireless segment also experienced labor cost and operational inefficiencies in the current year due to repositioning our Southern workforce to the North.

Operating expenses increased $1.6 million to $3.9 million for the six months ended March 31, 2020 compared with $2.3 million for the same period last year. The increase in operating expenses of $1.4 million was due primarily to the addition of the Wireless segment in the previous year.

Selling, general and administrative expenses increased $1.6 million to $6.1 million for the six months ended March 31, 2020 compared with $4.5 million for the same period last year. This increase was primarily due to the addition of the Wireless segment of $1.9 million in the previous year.

Loss from continuing operations for the six months ended March 31, 2020, was $16.4 million, or $1.58 per diluted share, compared with a loss from continuing operations of $2.4 million, or $0.24 per diluted share, for the same period of 2019.

Adjusted EBITDA for the six months ended March 31, 2020 was a loss of $6.7 million compared with a loss of $1.6 million for the same period of 2019.

Balance sheet
Cash and cash equivalents were $4.2 million as of March 31, 2020, compared with $1.2 million as of September 30, 2019. As of March 31, 2020, the Company had inventories of $5.4 million, compared with $7.6 million as of September 30, 2019.

Outstanding debt was $7.0 million as of March 31, 2020 comprised of $3.5 million on a revolving line of credit and $3.5 million of notes payable, compared with no debt as of September 30, 2019. The payments required under the $3.5 million notes payable correlate with payments that we will receive from the $5.8 million promissory note receivable balance from the 2019 sale of our cable business.

Subsequent to Quarter End

On April 10, 2020, the company entered into an SBA Payroll Protection Program (“PPP”) loan with its primary lender in the principal amount of $2.9 million. These funds will be used exclusively to help meet payroll, rent and utility expenses as envisioned by the PPP program. The company met all eligibility requirements to qualify for the loan and expects that it will meet the guidelines for forgiveness of the repayment.

While the company continues to perform “essential services” during the COVID-19 pandemic, the wireless and telecom equipment markets have slowed down and have been impacted in these first few months of the virus. While we continue to assess the COVID-19 situation, the extent to which the COVID-19 pandemic may impact our business, operating results, financial condition, or liquidity in the future will depend on future developments, including the duration of the outbreak, travel restrictions, business and workforce disruptions, and the effectiveness of actions taken to contain and treat the disease. In the meantime, we are making concerted efforts to manage our expenses and improve our utilization of resources during this period of uncertainty.

On April 24, 2020, the company entered into an Equity Distribution Agreement under which the company may offer and sell, from time to time shares of the Company’s common stock.

Earnings Conference Call
The Company will host a conference call today, Thursday, May 14, at 4:30 p.m. Eastern Time.

Webcast: www.addvantagetechnologies.com.
Dial-in number: 1-855-327-6837 (domestic) or 1-631-891-4304 (international).
Access code: 10009509.

Replay number: 1-844-512-2921 (domestic) or 1-412-317-6671 (international)
Available through: May 28, 2020
Access code: 10009509.

About ADDvantage Technologies Group, Inc.
ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

Cautions Regarding Forward-Looking Statements
The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.

Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA as presented also excludes impairment charges for intangible assets including goodwill, stock compensation expense, other income, other expense, interest income and income from equity method investment. Management believes providing Adjusted EBITDA is presented below because this metric is used by the financial community as a method of measuring our financial performance and of evaluating the market value of companies considered to be in similar businesses. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. Adjusted EBITDA, as calculated in the table below, may not be comparable to similarly titled measures employed by other companies. In addition, Adjusted EBITDA is not necessarily a measure of our ability to fund our cash needs.

-- Tables follow –

ADDVANTAGE TECHNOLOGIES GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Sales	$11,959,125	$12,889,940	$25,921,483	$19,700,037
Cost of sales	12,397,762	9,413,424	22,768,138	14,500,132
Gross profit	(438,637)	3,476,516	3,153,345	5,199,905
Operating expenses	1,967,134	1,838,452	3,854,860	2,331,274
Selling, general and administrative expenses	3,079,181	2,599,236	6,098,584	4,538,841
Impairment of intangibles including goodwill	8,714,306	‒	8,714,306	‒
Depreciation and amortization expense	507,785	387,703	955,359	687,088
Loss from operations	(14,707,043)	(1,348,875)	(16,469,764)	(2,357,298)
Other expense:
Interest income	86,672	‒	175,303	‒
Income from equity method investment	18,500	55,000	40,500	55,000
Other income (expense)	(92)	(40,509)	(57,134)	(40,420)
Interest expense	(59,118)	(19,775)	(82,678)	(42,752)
Total other income (expense), net	45,962	(5,284)	75,991	(28,172)

Loss before income taxes	(14,661,081)	(1,354,159)	(16,393,773)	(2,385,470)
Provision (benefit) for income taxes	‒	(143,000)	(15,000)	29,000
Loss from continuing operations	(14,661,081)	(1,211,159)	(16,378,773)	(2,414,470)

Income (loss) from discontinued operations, net of tax	‒	(4,704)	‒	159,626

Net loss	$(14,661,081)	$(1,215,863)	$(16,378,773)	$(2,254,844)

Income (loss) per share:
Basic
Continuing operations	$(1.41)	$(0.12)	$(1.58)	$(0.24)
Discontinued operations	‒	(0.00)	‒	0.02
Net loss	$(1.41)	$(0.12)	$(1.58)	$(0.22)
Diluted
Continuing operations	$(1.41)	$(0.12)	$(1.58)	$(0.24)
Discontinued operations	‒	(0.00)	‒	0.02
Net loss	$(1.41)	$(0.12)	$(1.58)	$(0.22)
Shares used in per share calculation:
Basic	10,423,514	10,361,292	10,392,404	10,361,292
Diluted	10,423,514	10,361,292	10,392,404	10,361,292

A reconciliation by segment of loss from operations to Adjusted EBITDA follows:

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	Wireless	Telco	Total	Wireless	Telco	Total
Loss from operations	$(2,795,785)	$(11,911,258)	$(14,707,043)	$(1,113,584)	$(235,291)	$(1,348,875)
Impairment of intangibles including goodwill	‒	8,714,306	8,714,306	‒	‒	‒
Depreciation and amortization expense	153,374	354,411	507,785	90,003	297,700	387,703
Stock compensation expense	29,962	58,457	88,419	21,113	30,656	51,769
Adjusted EBITDA (a)	$(2,612,449)	$(2,784,084)	$(5,396,533)	$(1,002,468)	$93,065	$(909,403)

	Six Months Ended March 31, 2020			Six Months Ended March 31, 2020
	Wireless	Telco	Total	Wireless	Telco	Total
Loss from operations	$(3,883,229)	$(12,586,535)	$(16,469,764)	$(1,113,584)	$(1,243,714)	$(2,357,298)
Impairment of intangibles including goodwill	‒	8,714,306	8,714,306	‒	‒	‒
Depreciation and amortization expense	300,070	655,289	955,359	90,003	597,085	687,088
Stock compensation expense	38,767	67,292	106,059	21,113	84,976	106,089
Adjusted EBITDA (a)	$(3,544,392)	$(3,149,648)	$(6,694,040)	$(1,002,468)	$(561,653)	$(1,564,121)

(a)	The Telco segment includes inventory-related non-cash adjustments of $2.3 million for both the three and six months ended March 31, 2020.

ADDVANTAGE TECHNOLOGIES GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	March 31, 2020	September 30, 2019
Assets
Current assets:
Cash and cash equivalents	$4,156,068	$1,242,143
Restricted cash	104,300	351,909
Accounts receivable, net of allowance for doubtful accounts of $250,000 and $150,000, respectively	4,893,779	4,826,716
Unbilled revenue	1,660,710	2,691,232
Promissory note – current	1,400,000	1,400,000
Income tax receivable	34,915	21,350
Inventories, net of allowance for excess and obsolete inventory of $3,400,000 and $1,275,000, respectively	5,406,181	7,625,573
Prepaid expenses	1,124,087	543,762
Other assets	163,727	262,462
Total current assets	18,943,767	18,965,147

Property and equipment, at cost:
Machinery and equipment	3,422,299	2,475,545
Leasehold improvements	483,928	190,984
Total property and equipment, at cost	3,906,227	2,666,529
Less: Accumulated depreciation	(1,126,489)	(835,424)
Net property and equipment	2,779,738	1,831,105

Right-of-use operating lease assets	5,178,084	‒
Promissory note – noncurrent	4,390,738	4,975,000
Intangibles, net of accumulated amortization	1,584,349	6,002,998
Goodwill	57,554	4,877,739
Other assets	180,452	176,355

Total assets	$33,114,682	$36,828,344

ADDVANTAGE TECHNOLOGIES GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	March 31, 2020	September 30, 2019
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,375,148	$4,730,537
Accrued expenses	1,363,364	1,617,911
Deferred revenue	260,420	97,478
Bank line of credit	3,500,000	‒
Note payable – current	1,244,289	‒
Operating lease obligations – current	1,219,301	‒
Financing lease obligations – current	317,023	‒
Other current liabilities	‒	757,867
Total current liabilities	12,279,545	7,203,793

Note payable	2,213,104	‒
Operating lease obligations	4,174,774	‒
Financing lease obligations	708,825	‒
Other liabilities	14,530	177,951
Total liabilities	19,390,778	7,381,744

Shareholders’ equity:
Common stock, $.01 par value; 30,000,000 shares authorized; 10,971,950 and 10,861,950 shares issued, respectively; 10,471,292 and 10,361,292 shares outstanding, respectively	109,720	108,620
Paid in capital	(3,722,126)	(4,377,103)
Retained earnings	18,336,324	34,715,097
Total shareholders’ equity before treasury stock	14,723,918	30,446,614

Less: Treasury stock, 500,658 shares, at cost	(1,000,014)	(1,000,014)
Total shareholders’ equity	13,723,904	29,446,600

Total liabilities and shareholders’ equity	$33,114,682	$36,828,344